Exhibit 10.5

         Lease between The Marathon Bank and the Lessor H.K. Benham III

         THIS LEASE, made in duplicate this 6th day of January, 1997, between H.
K. Benham, III, of the one part, hereinafter called the Lessor; and The Marathon Bank, of the other part, hereinafter collectively called the Lessee.

         WITNESSETH: That for and in consideration of the rents and covenants hereinafter set forth, the Lessor does hereby lease to the Lessee and the Lessee does hereby lease from the Lessor, upon the terms and conditions hereinafter set forth, the following property:

                    The Northern portion of the lot owned by
               the Lessor at Sunnyside on the South side of Route 522 North, just East of its intersection with Fox Drive and the West side of the entrance to the Sunnyside Plaza Shopping Center, containing a building and paved area adjacent to it, known as 1447 North Frederick Pike, more particularly described by Exhibit A attached hereto.


          1. TERM OF LEASE: The term of this lease shall begin on January 13, 1997 and shall terminate on December 31, 2006.

          2. RENTAL: The rent shall be One Thousand Seven Hundred Fifty Dollars ($1,750.00) a month, payable on the 1st day of each month (the first month's rent to be prorated). The monthly


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rent shall be increased as follows:

                  YEAR                    MONTHLY RENT
                  ----                    ------------
                  1998                    $2,000.00
                  1999                    $2,250.00
                  2000 & 2001             $2,500.00
                  2002 - 2006             2 1/2% more than prior year
                  2007 - thereafter       $2,500.00 increased by the
                                           percentage increase in CPI
                                           from January 1, 2001 and
                                           January 1st of year rent



          3. CARE OF PREMISES: Lessee shall maintain the leased property, including the building and the adjacent paved area, and the grassy area between the paved area and Route 522 and the Sunnyside Plaza Shopping Center entrance road, including but not limited to the plumbing, heating and cooling systems, the electrical system, the hot water heater, the paved area, the exterior painting of the building, the interior of the building and all windows and other glass, in good repair and condition, normal wear and tear excepted. The Lessor shall have no responsibility of maintenance and repair nor any responsibility regarding the building other than the structural integrity of the roof and walls of the building, including the repair and replacement, if necessary, of the roof in the event of leaks.

             The Lessee shall return the building to the Lessor at the termination of the lease in good and sound condition, normal

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wear and tear excepted.

          4. REFUSE: Lessee shall remove all refuse and garbage so as not to permit an unreasonable accumulation thereof nor permit the leased property to appear unsightly.

          5. INSPECTION: Lessor shall have the right to inspect the building at all reasonable times.

          6. ALTERATIONS: Lessee shall not make any alterations or changes to the building or the property without the written permission of the Lessor, which will not be unreasonably withheld. However, during the first year of the lease, the Lessee may make substantial changes to the building and to the property for purposes of making improvements to the property so that it can be used for a branch bank.

          7. UTILITIES: Lessee shall be responsible for the payment of all utility costs applicable to the leased property during the term of this lease.

         8. TAXES: The Lessee shall pay the real estate taxes accessible against the improvements to the property, either made by the Lessee or leased by the Lessee, and two-thirds of the real estate taxes assessable against the land. Presently the entire lot and the building being leased are all assessed as one parcel, the taxes for 1996 being $1,740.00.

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         9.  INSURANCE AND WAIVER:

                  A. Lessee shall keep the building on the property insured beginning January 7, 1997 to the extent of its full insurable value against loss or damage by fire or other casualty, with the Lessor being named as the payee of the policy.

                  B. Lessee shall indemnify and save Lessor harmless from and against all loss, damage or claims for injuries or death suffered in, upon or about the leased property, resulting from the negligence of the Lessee, its agents or employees. Lessee shall provide for the mutual benefit of the Lessor and the Lessee general public liability insurance upon the leased property, with the Lessor named as an additional insured, which policy shall provide a minimum coverage of Five Hundred Thousand Dollars ($500,000.00).

         10. DESTRUCTION OF PREMISES: If the building on the leased property shall be damaged by fire or other casualty, Lessee shall terminate this lease or shall repair said damage and if necessary replace said building so that same will thereafter be in as good a condition as existing immediately prior to such fire or other casualty. If Lessee repairs said damages or replaces said building, upon completion of said

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repairs or replacement, Lessee shall be reimbursed by Lessor for Lessee's expenses, to the extent Lessor has been paid under the fire insurance policy listed under Paragraph 9 B above.

         11. Notices. Any notices or demands required or permitted by law or any provisions of this lease shall be in writing, and if the same is to be served upon Lessor or Lessee may be personally delivered to Lessor or my be deposited in the United States mail, registered or certified with return receipt requested, postage prepaid and addressed to Lessor, 21 South Loudoun Street, Winchester, Virginia 22601, or to Lessee, 4095 Valley Pike, Winchester, Virginia 22602. Either party shall have the right to specify from time to time changes to its address for purposes of this lease upon giving the other party ten (10) days advance written notice of such change.

         12. If suit is brought to enforce any covenant of this lease or for the breach of any covenant herein, the losing party shall pay the prevailing party a reasonable attorney's fees, which will be fixed by the Court, plus Court costs.

         13. Default. If Lessee defaults in any of its obligations under this agreement, including the payment of rent and all other amounts due under this lease, and such failure shall continue for a period of ten (10) days after written notice

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thereof is given by Lessor to Lessee, then the Lessor shall have the immediate right to terminate this lease. If the lease is terminated, the rent for the entire term shall become due and payable and the Lessee shall deliver possession immediately of all the leased property to the Lessor.

                  If, on three (3) separate occasions, Lessor gives Lessee written notice under this paragraph after Lessee is in default of its payment under this lease, then Lessee shall not be entitled to said ten (10) day written notice and any default in the payment of rent or other payments due hereunder shall immediately grant Lessor the right to terminate this lease as set forth above.

         14. BINDING AGREEMENT: This lease is binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, and assigns, as the case may be. This lease shall be subject to and subordinate to all recorded deeds of trust and/or mortgages encumbering the subject premises.

         15. This instrument contains all the agreements between the parties hereto and may not be modified except by a writing signed by all of the parties hereto.

         16.  WAIVER:  A waiver of the breach of any of the


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provisions of this lease shall not constitute waiver of any subsequent breaches.

         17. The Lessor covenants that he has the right to lease said property to the Lessee; that the Lessee shall have quiet possession thereof, free from all encumbrances; that the Lessor has done no act to encumber said property and that the Lessor will execute such further assurances there of as may be requisite.

         18. EXTENSION: This lease shall be automatically extended for two (2) additional five (5) years terms, unless Lessee notifies the Lessor in writing at least ninety (90) days prior to the termination of the then current lease that it is not extending the lease. If extended, the lease shall be upon the same terms and conditions set forth herein.

         19. FIRST RIGHT OF REFUSAL: Neither the Lessor nor any successor in title to the Lessor shall sell the above described real estate without first offering the property in writing to the Lessee upon certain terms and prices set forth in the written notice. The Lessee shall have an option to purchase the property for said price for a period of thirty (30) days after receiving notice. If the Lessee does not exercise its option, Lessor shall have the right to sell said property at said price


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and upon said terms for a period of ninety (90) days thereafter. If the property is not so sold, the property will continue to be subject to this restriction.

         IN WITNESS WHEREOF, this lease agreement has been duly executed by the parties hereto.

                                            ___________________________(SEAL)
                                            H. K. Benham, III - Lessor

                                            THE MARATHON BANK
                                             Lessee


                                            By_________________________(SEAL)




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